Exhibit 99

           MakeMusic! Inc. Announces Third Quarter Results

    MINNEAPOLIS--(BUSINESS WIRE)--Nov. 3, 2004--

  Company posts fifth consecutive quarter of positive operating cash flow; SmartMusic(R) subscriptions more than double previous year.

    MakeMusic! Inc. (Nasdaq:MMUS) today reported results for the third quarter ended September 30, 2004. Highlights include the fifth consecutive quarter of positive operating cash flow and a 19% increase in revenue over the same quarter of 2003.
    Revenues for the third quarter of fiscal 2004 were $2,662,000, a 19% increase over revenues of $2,246,000 for the third quarter of fiscal 2003. For the most recent trailing twelve-month period, total revenues were $10,337,000, representing growth of 43% compared with the corresponding trailing twelve-month period a year earlier.
    The increase in revenues compared to the prior trailing twelve-month period is primarily a result of strong sales of the Finale(R) 2004 music notation software product, sales of Finale 2005 music notation software, which was released in August 2004 in both Windows(R) and Macintosh(R) versions on the same disk, and a new release of the lower-priced PrintMusic!(R) music notation software product in May 2004. Finale 2004 for Windows and Macintosh (including the Macintosh OS X operating system) had higher sales than any previous Finale release. For the trailing twelve months ended September 30, 2004, revenues from the Finale family of products were $9,403,000. This represents a growth of 41% over the corresponding period a year earlier, which is higher than the Company's historic annual growth trend for notation software.
    The Company's quarterly revenues are cyclical, with the first and second quarters being historically lower than the third and fourth quarters. The cyclical nature is mainly due to the timing of Finale family upgrade releases, which typically occur in the third or fourth quarter. However, with the release of a new version of PrintMusic!, the later than normal release of Finale 2004 for Macintosh (in January
2004), the overall strong sales of Finale 2004 for Windows, and the timely release of Finale 2005, revenue in the first three quarters of 2004 was higher than historical trends. The company expects its quarterly revenues will return to their historical cyclical nature for the remainder of 2004 and the first two quarters of 2005.
    Net loss for the third quarter of 2004 was $112,000, or $(0.03) per share, compared to a net loss of $216,000, or $(0.06) per share, in the same quarter of 2003. The decrease in net loss is due to the increase in revenue plus a reduction in expenses from closing the Company's Paris, France, office in 2003. The quarter ended September 30, 2003 included a $542,000 gain on forgiveness of debt.
    SmartMusic subscription revenue in the third quarter of 2004 was $189,000, a $95,000, or 101%, increase above the $94,000 of SmartMusic subscription revenue in the third quarter of 2003. Subscription service revenues are accounted for over the period of the subscription, generally either one or twelve months, and are continuing to show strong growth as evidenced by the increase in deferred revenue over the prior year. Deferred subscription revenue, to be recognized over the remaining subscription period, was $387,000 as of September 30, 2004, compared to $251,000 at September 30, 2003.
    The total number of SmartMusic subscriptions as of September 30, 2004 was more than 29,700, generating an annual revenue run rate (total revenue to be earned on subscriptions over a twelve-month period) of $837,000, which represents a 54% increase over the annual run rate as of December 31, 2003, and an 85% increase over the run rate as of September 30, 2003.
    SmartMusic subscriptions and revenues fall into three main categories: schools, school-sponsored, and regular home subscriptions. As of September 30, 2004, the company had:

    -- More than 2,800 schools subscribing to the SmartMusic service with over 8,250 subscriptions. This is a net increase of approximately 680 schools and 2,450 subscriptions since December 31, 2003. These schools' subscriptions correspond to annual subscription revenue of $303,000 to be recognized over the subscription period.

    -- More than 530 schools participating in the school-sponsored home subscription program, for a total of 19,650 school-sponsored home subscriptions generating annual revenue of $368,000 as of September 30, 2004. This is an increase of approximately 200 schools and 9,250 school-sponsored home subscriptions since December 31, 2003.

    -- More than 1,830 regular home subscribers with annual revenue of $167,000, approximately 580 more subscribers than at December 31, 2003.

    The annual run rate of $837,000 differs from the deferred revenue of $387,000 because the annual run is the total revenue for twelve months on all combined monthly and annual subscriptions that are held by customers as of September 30, 2004, while deferred revenue includes only annual subscriptions and is only for the portion of the year remaining until the subscription period ends. The run rate does not include any forecasts of new customers, but gives the annual revenue assuming that the company maintains its current customers at their current subscription level. Management believes that the presentation of the annual run rate provides useful information to investors regarding the success of the subscription program by disclosing the amount of revenue that may be earned on an annual basis from all current customers in contrast with deferred revenue, which shows only a portion of revenue, and historical subscription revenue. These financial measures should be considered in addition to, and not a substitute for, financial measures prepared in accordance with GAAP.
    For the third quarter 2004, gross margin of $2,229,000 was $497,000, or 29%, higher than the same quarter a year earlier. The increase is primarily due to the market acceptance of Finale 2004 for both Macintosh and Windows, the timely release of Finale 2005 Windows and Macintosh versions together, and the release of a new version of PrintMusic!. Gross margin as a percentage of sales was higher than the third quarter of 2003 because the revenue increase was generated primarily by Finale, a relatively high margin product.
    Net cash provided by operating activities was $104,000, a $29,000 improvement over $75,000 of cash provided operating activities in the third quarter of 2003. The third quarter ended September 30, 2004 represented the Company's fifth consecutive quarter of positive operating cash flow. Net cash provided by operating activities over the trailing twelve-month period ended September 30, 2004 was $836,000, a $3,231,000 improvement over $2,395,000 of cash used in operating activities for the trailing twelve-month period ended September 30, 2003.
    "We are very pleased that we have continued to build a strong cash position with our fifth consecutive quarter of positive operating cash flow," stated Bill Wolff, chief executive officer. "With the release of the 2005 version of Finale in both Windows and Macintosh in August, and the continued growth of our SmartMusic business, we remain confident in our 2004 goal to achieve positive annual operating cash flow."
    "As SmartMusic is adopted by more schools," stated President John Paulson, "the percentage of schools signing up students to have SmartMusic at home is also growing. The pattern is becoming clear: teachers hear about SmartMusic and give it a try with a school subscription; after a while they like what SmartMusic is doing for their students and want the students to have SmartMusic at home. These teacher recommendations have driven the SmartMusic subscriptions to double in the past year."

    About MakeMusic! Inc.

    MakeMusic!(R) Inc. is a world leader in music-education technology whose mission is to enhance and transform the experience of making, teaching and learning music. Among its leading products are Finale(R), the world's best-selling music notation software, and SmartMusic(R), the complete music practice system that features Intelligent Accompaniment(R) and the world's largest interactive accompaniment library. MakeMusic! maintains its corporate headquarters in Minneapolis, Minnesota. The company can be reached at www.makemusic.com.

    Cautionary Statements

    This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Our forward-looking statements in this release generally relate to our expectations of achieving positive operating cash flow and continued revenue growth from the SmartMusic subscription service. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include, but are not limited to, the market acceptance of our products; the intense competition we face; the rapid technological changes and obsolescence in our industry; other general business and economic conditions; and those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.



                            MakeMusic! Inc.
                 Condensed Consolidated Balance Sheets
                    (In thousands of U.S. dollars)

                                            September 30, December 31,
                                                2004          2003
                                            ------------- ------------
                                             (unaudited)     (Note)
Assets
Current assets:
 Cash and cash equivalents                        $1,815       $1,467
 Accounts receivable, net                            668          494
 Inventories                                         341          273
 Value added tax receivable                           40           32
 Prepaid expenses and other current assets           142          175
                                            ------------- ------------
Total current assets                               3,006        2,441
Property and equipment, net                          241          280
Goodwill, net                                      3,630        3,630
Capitalized software products                        438          599
Intangible assets, net                             1,030        1,718
Other non-current assets                             103           88
                                            ------------- ------------
Total assets                                      $8,448       $8,756
                                            ============= ============

Liabilities and shareholders' equity
Current liabilities:
 Accounts payable                                   $371         $417
 Accrued compensation                                834          798
 Accrued expenses and other current
  liabilities                                        317          353
 Current portion of long-term debt and
  capital leases obligations                           6           57
 Reserve for product returns                         299          355
 Deferred revenue                                    568          660
                                            ------------- ------------
Total current liabilities                          2,395        2,640

Long-term debt and capital lease
 obligations, net of current portion                  17           21

Shareholders' equity:
 Common stock                                         34           34
 Additional paid-in capital                       61,574       61,553
 Accumulated deficit                             (55,529)     (55,339)
 Deferred compensation                               (43)        (153)
                                            ------------- ------------
Total shareholders' equity                         6,036        6,095
                                            ------------- ------------
Total liabilities and shareholders' equity        $8,448       $8,756
                                            ============= ============

NOTE: The Balance Sheet at December 31, 2003 has been derived from the audited financial statements at that date but does not reflect all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.


                            MakeMusic! Inc.
            Condensed Consolidated Statements of Operations
         (In thousands of U.S. dollars, except per share data)
                              (Unaudited)

                               Quarter Ended      Nine Months Ended
                               September 30,         September 30,
                              2004       2003       2004       2003
                           ---------- ---------- ---------- ----------

NET REVENUE                   $2,662     $2,246     $8,260     $5,281

COST OF REVENUES                 433        514      1,457      1,218
                           ---------- ---------- ---------- ----------

GROSS PROFIT                   2,229      1,732      6,803      4,063

OPERATING EXPENSES:
   Website development
    expenses                     159        140        441        349
   Content and product
    development expenses         588        530      1,534      1,621
   Selling and marketing
    expenses                     820        844      2,599      2,667
   General and
    administrative
    expenses                     776        963      2,529      2,946
                           ---------- ---------- ---------- ----------

Total operating expenses       2,343      2,477      7,103      7,583
                           ---------- ---------- ---------- ----------

LOSS FROM OPERATIONS            (114)      (745)      (300)    (3,520)

   Interest
    income/(expense), net          2        (13)         4       (745)
   Gain on forgiveness of
    debt                          --        542         --        542
   Other income/(expense),
    net                           --         --        108        (76)
                           ---------- ---------- ---------- ----------
Net loss before income tax      (112)      (216)      (188)    (3,799)

Income Tax                        --         --         (2)        (2)
                           ---------- ---------- ---------- ----------
Net loss                       $(112)     $(216)     $(190)   $(3,801)
                           ========== ========== ========== ==========

Basic and diluted loss per
 common share                 $(0.03)    $(0.06)    $(0.06)    $(1.21)

Weighted average common
 shares outstanding        3,380,762  3,356,330  3,367,894  3,147,939


                            MakeMusic! Inc.
            Condensed Consolidated Statements of Cash Flows
         (In thousands of U.S. dollars, except per share data)
                              (Unaudited)

                                      Quarter Ended  Nine Months Ended
                                      September 30,     September 30,
                                      2004    2003     2004     2003
                                     ------- ------- -------- --------
Operating Activities
Net loss                              $(112)  $(216)   $(190) $(3,801)
Adjustments to reconcile net loss to
 net cash provided by (used in)
 operating activities:
  Amortization of intangible assets     318     341      990      988
  Depreciation of property and
   equipment                             47      67      146      309
  Amortization of deferred
   compensation                          35      38      110      118
  Interest on bridge loan and
   discount                              --       5       --      723
  Issuance of stock options and
   warrants for services                  2      58        7       60
  Forgiveness of debt                    --    (542)      --     (542)
  Foreign currency translation loss
   recorded                              --      --       --      145
  Increase (decrease) in cash from:
     Accounts receivable                115    (167)    (173)    (115)
     Inventories                        (79)    (68)     (69)     (44)
     Prepaid expenses and other
      current assets                     --       7        3       41
     Accounts payable                   (24)    209      (46)    (184)
     Accrued liabilities and product
      returns                          (158)    204      (60)      72
     Deferred revenue                   (40)    139      (93)     329
                                     ------- ------- -------- --------
Net cash provided by (used in)
 operating activities                   104      75      625   (1,901)

Net cash used by investing
 activities
Purchases of property and equipment (44) (46) (107) (113) Capitalized development and other
 intangibles                            (30)    (91)    (134)    (165)
                                     ------- ------- -------- --------
Net cash used in investing
 activities                             (74)   (137)    (241)    (278)

Net cash provided by (used in)
 financing activities
Issuance of common stock                  3      --       15    2,119
Proceeds from long-term debt             --     497       --      519
Payments on long-term debt and
 capital leases                          (2)   (125)     (51)    (120)
                                     ------- ------- -------- --------
Net cash provided by (used in)
 financing activities                     1     372      (36)   2,518
                                     ------- ------- -------- --------
Net increase in cash and cash
 equivalents                             31     310      348      339
Cash and cash equivalents, beginning
 of period                            1,784   1,498    1,467    1,469
                                     ------- ------- -------- --------
Cash and cash equivalents, end of
 period                              $1,815  $1,808   $1,815   $1,808
                                     ======= ======= ======== ========

    CONTACT: MakeMusic! Inc., Minneapolis
             Alan Shuler, 952-906-3690
             ashuler@makemusic.com